UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM SB-2
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
E ENERGY ADAMS, LLC
(Name of small business issuer in its charter)

Nebraska State or jurisdiction of incorporation or organization	2860 Primary Standard Industrial Classification Code Number	20-2627531 I.R.S. Employer Identification No.
510 Main Street, P.O. Box 49
Adams, Nebraska 68301
(402) 988-4655
(Address and telephone number of principal executive offices and principal place of business)
Jack L. Alderman, Chairman of the Board
510 Main Street, P.O. Box 49
Adams, Nebraska 68301
(402) 988-4655
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of Communications to:

Valerie D. Bandstra
Brown, Winick, Graves, Gross, Baskerville and Schoenebaum, P.L.C.
666 Grand Avenue, Suite 2000, Des Moines, Iowa 50309-2510
(515) 242-2400
Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

DEREGISTRATION OF SHARES
     On October 7, 2005, the registrant filed a Registration Statement on Form SB-2 (File No. 333-128902), as amended by Pre-effective Amendment No. 1 filed on November 23, 2005, Pre-effective Amendment No. 2 filed on January 27, 2006, Pre-effective Amendment No. 3 filed on March 17, 2006, Pre-effective Amendment No. 4 filed April 13, 2006, Pre-effective Amendment No. 5 filed May 10, 2006 and Pre-Effective Amendment No. 6 on May 15, 2006, covering 5,810 limited liability company units to be sold by certain officers and directors of the registrant (the “Registration Statement”). On May 15, 2006, the Securities and Exchange Commission declared the Registration Statement effective.
     Pursuant to the Registrant’s undertaking under Item 512(a)(3) of Regulation S-B in connection with the Registration Statement, the Registrant agreed to remove from registration, by means of a post-effective amendment, any of the units registered which remained unsold at the termination of the offering. The Registrant is requesting removal of 871 unsold units from registration as of May 15, 2007.

SIGNATURES
     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing Post-Effective Amendment No. 1 to Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the Village of Adams, Nebraska on May 31, 2007.

E ENERGY ADAMS, LLC
/s/ Carl D. Sitzmann
Date: May 31, 2007	Carl D. Sitzmann
Chief Executive Officer (Principal Executive Officer)

/s/ Larry G. Brees
Date: May 31, 2007	Larry G. Brees
Chief Financial Officer (Principal Financial and Accounting Officer)

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date: May 31, 2007	/s/ Carl D. Sitzmann
Carl D. Sitzmann
Chief Executive Officer (Principal Executive Officer)

Date: May 31, 2007	/s/ Larry G. Brees
Larry G. Brees,
Chief Financial Officer (Principal Financial Officer)

Date: May 31, 2007	/s/ Jack L. Alderman
Jack L. Alderman, Chairman and Director

Date: May 31, 2007	/s/ Duane H. Wollenburg
Duane H. Wollenburg, Vice Chairman and Director

Date: May 31, 2007	/s/ Dennis L. Boesiger
Dennis L. Boesiger, Secretary and Director

Date: May 31, 2007	/s/ Vinson W. VanEngen
Vinson W. VanEngen, Director

Date: May 31, 2007	/s/ Kenneth S. Brinkman
Kenneth S. Brinkman, Director

Date: May 31, 2007	/s/ Mark O. Weber
Mark O. Weber, Director

Date: May 31, 2007	/s/ Amy J. Johnston
Amy J. Johnston, Director

Date: May 31, 2007	/s/ Gary R. Bentzinger
Gary R. Bentzinger, Director

Date: May 31, 2007	/s/ Ron L. Miller
Ron L. Miller, Director

Date: May 31, 2007	/s/ Tom Roode
Tom Roode, Director